EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117463 and 333-123567, each on Form S-8, and Registration Statement No. 333-128041 on Form S-3 of our report dated March 23, 2006, relating to the financial statements and financial statement schedule of Xenogen Corporation appearing in this Annual Report on Form 10-K of Xenogen for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

San Francisco, California

March 23, 2006